UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2005

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 Market Street, Suite 1515
Philadelphia, Pennsylvania	19103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 979-8370

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 22, 2005, Robert T. Christensen became the Vice President, Controller and Chief Accounting Officer of Stonepath Group, Inc. (the “Company”). Thomas L. Scully remains the Chief Financial Officer, Treasurer and Secretary of the Company.

     Mr. Christensen has over 16 years experience in the logistics industry.  Prior to joining the Company, he was the Vice President, Controller – USA of DHL Worldwide Express, Inc. following its acquisition of Airborne, Inc. in August 2003. From August 1998 to August 2003, Mr. Christensen was the Vice President, Corporate Controller of Airborne Express, Inc. and Chief Accounting Officer of Airborne, Inc. from December 2000 to August 2003. Mr. Christensen joined Airborne in 1988. Prior to joining Airborne, Inc. he held various positions of increasing responsibility in the audit practice of Touche Ross & Co.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

By: /s/ Thomas L. Scully

Date: April 28, 2005	Name: Thomas L. Scully
Title: Chief Financial Officer